Exhibit 99

               PRESS RELEASE OF FIRST CLOVER LEAF FINANCIAL CORP.

         FIRST CLOVER LEAF FINANCIAL CORP. ANNOUNCES QUARTERLY DIVIDEND

Tuesday, January 27, 2009

Edwardsville, Illinois - Media Contact Dennis Terry (618) 656-6122
First Clover Leaf Financial Corp. (the "Company")(Nasdaq: FCLF - News) announced the approval by its Board of Directors of a cash dividend on its outstanding common stock of $0.06 per share for the quarter ended December 31, 2008. The dividend will be payable to stockholders of record as of February 13, 2009 and is expected to be paid on February 20, 2009. The Company has 8,771,969 shares of common stock outstanding.

                                      * * *

                                      (End)